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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of Open Text Corporation

We consent to the incorporation by reference in the following registration statements of Open Text Corporation of our report dated January 16, 2003, with respect to the consolidated balance sheet of Centrinity Inc. as of September 30, 2002, and the related consolidated statements of earnings and deficit and cash flows for the year ended September 30, 2002, which report appears in this Form 8-K/A of Open Text Corporation:

o Stock Option Grants to P. Thomas Jenkins, Michael F. Farrell and Saman Farazdaghi; Employee Stock Option Plan; Restated 1995 Flexible Stock Incentive Plan; 1995 Replacement Stock Option Plan; 1995 Supplementary Stock Option Plan; and 1995 Directors Stock Option Plan (Registration Statement No. 333-5474).

o 1995 Directors Stock Option Plan and Restated 1995 Flexible Stock Incentive Plan (Registration Statement No. 333-6934).

o Restated 1995 Flexible Stock Incentive Plan (Registration Statement No. 333-08606).

o    Employee Stock Purchase Plan (Registration Statement No. 333-08604)

o    1998 Stock Option Plan (Registration Statement No. 333-10220).

o Restated 1995 Flexible Stock Incentive Plan (Registration Statement No. 333-08608).

o 1998 Stock Option Plan and Employee Stock Purchase Plan (Registration Statement No. 333-87024).



/s/ KPMG LLP
Chartered Accountants


Toronto, Canada
January 17, 2003